EXHIBIT 11 - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE
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                          CUMBERLAND TECHNOLOGIES, INC.



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                                                                                                 Year Ended December 31,
                                                                               -----------------------------------------------------
                                                                                   2002                 2001                2000
                                                                               -----------------------------------------------------

Average shares outstanding .............................                       5,597,244            5,589,167             5,528,849
Dilutive stock options .................................                          39,500               69,500               113,500
                                                                             -----------          -----------           ------------
Totals .................................................                       5,636,744            5,658,667             5,642,349
                                                                             ===========          ===========           ============
(Loss) income before extraordinary gain ................                     $(1,569,169)         $  (100,242)          $ 1,041,749
Extraordinary gain .....................................                          --                  158,610                 --
                                                                             -----------          -----------           ------------
Net (loss) income ......................................                     $(1,569,169)         $    58,368           $ 1,041,749
                                                                             ===========          ===========           ============
Income per basic and diluted share:
Income (loss) before extraordinary gain ................                     $     (0.28)         $     (0.02)          $      0.19
Extraordinary gain .....................................                         --                      0.03                 --
                                                                             -----------          -----------           ------------
Net (loss) income ......................................                     $     (0.28)         $      0.01           $      0.19
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